FORM OF STANDBY PURCHASE AGREEMENT

This FORM OF STANDBY PURCHASE AGREEMENT (this “Agreement”) dated as of August 31, 2017, is by and among E-Qure Corp., a Delaware corporation (the “Company”) and ______________(collectively, the “Standby Purchasers”). The Company and the Standby Purchasers are sometimes referred to individually, as a “Party” and collectively, as the “Parties.”

W I T N E S S E T H:

WHEREAS, the Company proposes, as soon as practicable after the Rights Offering Registration Statement, as defined herein, is declared effective by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), stockholders of record will receive theRight, as defined herein, for each four (4) shares of Common Stock held by them as of the Record Date, to purchase one (1) Unit, as defined herein, each of which shall include one (1) share of Common Stock and one (1) Class A Warrant, as defined herein, and one (1) Class B Warrant, as defined herein, at the subscription price (the “Subscription Price”) in accordance with the term sheet attached hereto as Annex A (such term sheet, the “Term Sheet” and such offering, the “Rights Offering”); and

WHEREAS, the Company has requested the Standby Purchasers to agree to purchase from the Company upon expiration of the Rights Offering, and the Standby Purchasers are willing to so purchase, Units, at the Subscription Price, to the extent such Units are not purchased by stockholders pursuant to the exercise of Rights; and

WHEREAS, in order to further induce the Standby Purchasers to enter into this Agreement, the Company has undertaken on behalf of the Standby Purchasers (including any of their permitted assignees) registration rights with respect to the Securities (as defined below) purchased by them pursuant to this Agreement pursuant to a registration rights agreement substantially in the form attached hereto as Annex B (the “Registration Rights Agreement”);

NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, the parties hereto hereby agree as follows:

Section 1. Certain Other Definitions. The following terms used herein shall have the meanings set forth below:

“Agreement” shall have the meaning set forth in the preamble hereof.

“Backstop Termination Date” shall have the meaning set forth in Section 3 hereof.

“Basic Subscription Privilege” shall have the meaning set forth in the recitals hereof.

“Board” shall have the meaning set forth in Section 7(a)(i) hereof.

“Business Day” shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York.

“Class A Warrants and Class B Warrants” shall have the meaning set forth in Section ___ (a) and (b) hereof.

“Closing” shall mean the closing of the purchases described in Section 2 hereof, which shall be held at 10:00 a.m. on the Closing Date at the offices of ____________ located at _______________, or such other time and place as may be agreed to by the parties hereto.

, provided that if the purchases described in Section 2 hereof do not occur and the option pursuant to Section 3 is exercised, then “Closing” shall mean the closing of purchases described in Section 3 hereof.

“Closing Date” shall mean the date that is three (3) Business Days after the Rights Offering Expiration Date, or such other date as may be agreed to by the parties hereto, provided that if the Rights Offering does not occur and the option is exercised pursuant to Section 3 hereof, then “Closing Date” shall mean the date that is three (3) Business Days after such option is exercised, or such other date as may be agreed to by the parties hereto.

“Commission” shall mean the United States Securities and Exchange Commission, or any successor agency thereto.

“Common Stock” shall have the meaning set forth in the recitals hereof.

“Company” shall have the meaning set forth in the preamble hereof.

“Company SEC Documents” shall have the meaning set forth in Section 4(h) hereof.

“Company Stock Approval” shall have the meaning set forth in Section 3 hereof.

“Complete Option” shall have the meaning set forth in Section 3 hereof.

“Designee” shall have the meaning set forth in Section 8 hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934and the rules and regulations promulgated by the Commission thereunder.

“Expenses” shall have the meaning set forth in Section 7(c) hereof.

“Market Adverse Effect” shall have the meaning set forth in Section 9(a)(iv) hereof.

“Material Adverse Effect” shall mean a material adverse effect on the financial condition, or on the earnings, financial position, operations, assets, results of operation, business or prospects of the Company and its subsidiaries taken as a whole.

“Option Period” shall have the meaning set forth in Section 3 hereof.

“Partial Option” shall have the meaning set forth in Section 3 hereof.

“Person” shall mean an individual, corporation, partnership, association, joint stock company, limited liability company, joint venture, trust, governmental entity, unincorporated organization or other legal entity.

“Prospectus” shall mean a prospectus, as defined in Section 2(10) of the Securities Act, that meets the requirements of Section 10 of the Securities Act and is current with respect to the securities covered thereby.

“Record Date” shall have the meaning set forth in the recitals hereof.

“Representative” shall have the meaning set forth in Section 7(b) hereof.

“Rights” shall have the meaning set forth in the recitals hereof.

“Rights Offering” shall have the meaning set forth in the recitals hereof.

“Rights Offering Expiration Date” shall mean the date on which the subscription period under the Rights Offering expires.

“Rights Offering Prospectus” shall mean the final Prospectus included in the Rights Offering Registration Statement for use in connection with the issuance of the Rights.

“Rights Offering Registration Statement” shall mean the Company’s Registration Statement on Form S-1 under the Securities Act or such other appropriate form under the Securities Act, pursuant to which the Rights and underlying Securities, including those subject to this Agreement, will be registered pursuant to the Securities Act.

“Securities” shall mean the Units, including the shares of Common Stock and the Class A and Class B Warrants, Unsubscribed Units and Additional Subscription Units that are purchased by the Standby Purchasers pursuant to Section 2 or 3 hereof, as the case may be.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.

“Standby Purchaser” shall have the meaning set forth in the preamble hereof.

“Subscription Agent” shall have the meaning set forth in Section 7(a)(vii) hereof.

“Subscription Price” shall have the meaning set forth in Section __ hereof.

“Termination Date” shall have the meaning set forth in Section 3 hereof.

“Term Sheet” shall have the meaning set forth in the recitals hereof.

“Threshold” shall have the meaning set forth in Section 7(f) hereof.

“Transfer” shall have the meaning set forth in Section 10(a) hereof.

“Unsubscribed Units” shall have the meaning set forth in Section 2(b) hereof.

Section 2. Standby Purchase Commitment.

(a) Each of the Standby Purchasers hereby agrees to purchase from the Company, and the Company hereby agrees to sell to each of the Standby Purchasers, at the Subscription Price, all of the Units that will be available for purchase by each of the Standby Purchasers pursuant to its Basic Subscription Privilege.

(b) The Standby Purchasers hereby agree to purchase from the Company, and the Company hereby agrees to sell to the Standby Purchasers, at the Subscription Price, any and allUnits if and to the extent such shares are not purchased by the Company’s stockholders (the “Unsubscribed Units”) pursuant to the exercise of Rights.

(c) Notwithstanding anything else contained in this Agreement, the Standby Purchasers shall not acquire Securities hereunder which would result in it or any “group” (within the meaning of Section 13(d)(3) of the Exchange Act) of which it is a member owning: (i) 20% or more of the issued and outstanding shares of Common Stock on fully diluted basis without the requisite prior written consent of the Company or (ii) greater than 35% of the issued and outstanding shares of Common Stock. If the Standby Purchasers would otherwise exceed such maximum number of shares, such excess shall either be: (i) purchased by another Standby Purchaser; or (ii) the Company and the Standby Purchasers may elect to waive the above-referenced percentage limitations.

(d) Payment of the Subscription Price for the Securities shall be made, on the Closing Date, against delivery of certificates evidencing the Securities, in United States dollars by means of certified or cashier’s checks, bank drafts, money orders or wire transfers.

Section 3. Option. (i) If the Closing has not occurred on or prior to October 15, 2017 (the “Backstop Termination Date”), for any reason whatsoever, other than a material breach hereunder by the Standby Purchasers or failure of the closing condition specified in Section 9(a)(iv), or (ii) if the Company terminates this Agreement prior thereto other than as a result of a material breach hereunder by the Standby Purchasers or (iii) if the Standby Purchasers terminate this Agreement prior thereto (other than pursuant to Section 11(a)(ii) hereof) in accordance with the terms hereof (such dates in clauses (i), (ii) and (iii) above referred to as the “Termination Date”), each Standby Purchaser shall have the option to purchase up to but not to exceed _____ shares of the Company’s Common Stock at a price of $___, for a period of ten (10) Business Days following the Termination Date (the “Option Period”) upon delivery of written notice to the Company.

Section 4. Representations and Warranties of the Company. The Company represents and warrants to the Standby Purchasers as follows:

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted.

(b) This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a binding obligation of the Company enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

(c) The authorized capital of the Company consists of: (i) 500,000,000 shares of Common Stock, of which, (A) 22,237,745shares were issued and outstanding, as of August17, 2017 and (B) 750,000 shares are reserved for issuance upon exercise of the Company’s options under the Company’s 2015 Employee Incentive Plan(the “Plan”) as of the date hereof; and(ii) 20,000,000 shares of Preferred Stock, none of which are issued or outstanding as of the date hereof. All of the outstanding shares of Common Stock have been duly authorized, are validly issued, fully paid and nonassessable and were offered, sold and issued in compliance with all applicable federal and state securities laws and without violating any contractual obligation or any other preemptive or similar rights.

(d) At the time the Rights Offering Registration Statement becomes effective, the Rights Offering Registration Statement will comply in all material respects with the requirements of the Securities Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the time the Rights Offering Registration Statement becomes effective and at the Closing Date, will not include an untrue statement or a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Rights Offering Registration Statement or the Prospectus made in reliance upon and in conformity with the information furnished to the Company in writing by the Standby Purchasers for use in the Rights Offering Registration Statement or in the Prospectus.

(e) All of the Securities will have been duly authorized for issuance prior to the Closing; and none of the Securities will have been issued in violation of the preemptive rights of any security holders of the Company arising as a matter of law or under or pursuant to the Company’s Certificate of Incorporation, as amended, the Company’s bylaws, as amended, or any agreement or instrument to which the Company is a party or by which it is bound.

(f) The documents, if any, incorporated by reference into the Prospectus under the Securities Act, when they become effective or at the time they are filed with the Commission, as the case may be, will comply in all material respects with the applicable provisions of the Exchange Act.

(g) Since December 2013 and the change in control transaction, the Company has filed with the Commission all forms, reports, schedules, statements and other documents required to be filed by it through the date hereof under the Exchange Act, or the Securities Act (all such documents, as supplemented and amended since the time of filing, collectively, the “Company SEC Documents”). The Company SEC Documents, including without limitation all financial statements and schedules included in the Company SEC Documents, at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively, and in the case of any Company SEC Document amended or superseded by a filing prior to the date of this Agreement, then on the date of such amending or superseding filing), (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as applicable. The audited financial statements of Company included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31 2016 comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, were prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved, and present fairly in all material respects, the financial position of the Company as at the date thereof and the results of their operations and cash flows for the periods then ended.

(h) Since June 30, 2017, there have not been any events, changes, occurrences or state of facts that, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect, except as disclosed in writing by the Company to the other parties hereto.

Section 5. Representations and Warranties of the Standby. Each Standby Purchaser, severally and not jointly, represents and warrants to the Company, as to itself only, as follows:

(a) Such Standby Purchaser is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of its state of organization or is a Person as defined herein.

(b) This Agreement has been duly and validly authorized, executed and delivered by such Standby Purchaser and constitutes a binding obligation of such Standby Purchaser enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

(c) Such Standby Purchaser is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act and is acquiring the Securities for investment for his/her/its own account, with no present intention of dividing its participation with others (other than in accordance with Sections 2(b), 2(c) and 15 hereof) or reselling or otherwise distributing the same in violation of the Securities Act or any applicable state securities laws.

(d) The Standby Purchasers are not “affiliates” (within the meaning of Rule 405 of the Securities Act) of one another, are not acting in concert and are not members of a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) and have no current intention to act in the future in a manner that would make them members of such a group.

Section 6. Deliveries at Closing.

(a) At the Closing, the Company shall deliver to each of the Standby Purchasers the following:

(i) A certificate or certificates representing the number of shares of Common Stock and Class A and Class B Warrants issued to each of the Standby Purchasers pursuant to Section 2 or 3 hereof, as the case may be; and

(ii) A certificate of an officer of the Company on its behalf to the effect that the representations and warranties of the Company contained in this Agreement are true and correct in all material respects on and as of the Closing Date, with the same effect as if made on the Closing Date.

(b) At the Closing, each of the Standby Purchasers shall deliver to the Company the following:

(i) Payment of the Subscription Price of the Securities purchased by such Standby Purchaser, as set forth in Section 2(e) or 3 hereof, as the case may be; and

(ii) A certificate of such Standby Purchaser to the effect that the representations and warranties of such Standby Purchaser contained in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date.

Section 7. Covenants.

(a) Covenants. The Company agrees as follows between the date hereof and the Closing Date:

(i) To use reasonable best efforts to cause the Rights Offering Registration Statement and any amendments thereto to become effective as promptly as possible;

(ii) To use reasonable best efforts to effectuate the Rights Offering;

(iii) As soon as reasonably practicable after the Company is advised or obtains knowledge thereof, to advise the Standby Purchasers with a confirmation in writing, of (A) the time when the Rights Offering Registration Statement or any amendment thereto has been filed or declared effective or the Prospectus or any amendment or supplement thereto has been filed, (B) the issuance by the Commission of any stop order, or of the initiation or threatening of any proceeding, suspending the effectiveness of the Rights Offering Registration Statement or any amendment thereto or any order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto, (C) the issuance by any state securities commission of any notice of any proceedings for the suspension of the qualification of the Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose, (D) the receipt of any comments from the Commission, and (E) any request by the Commission for any amendment to the Rights Offering Registration Statement or any amendment or supplement to the Prospectus or for additional information. The Company will use its reasonable best efforts to prevent the issuance of any such order or the imposition of anysuch suspension and, if any such order is issued or suspension is imposed, to obtain the withdrawal thereof as promptly as possible;

(iv) To operate the Company’s business in the ordinary course of business consistent with past practice;

(v) To notify, or to cause the subscription agent for the Rights Offering (the “Subscription Agent”) to notify, on each Friday during the exercise period of the Rights, or more frequently if reasonably requested by any Standby Purchaser or the Additional Standby Purchaser, the Standby Purchasers and the Additional Standby Purchaser of the aggregate number of Rights known by the Company or the Subscription Agent to have been exercised pursuant to the Rights Offering as of the close of business on the preceding Business Day or the most recent practicable time before such request, as the case may be;

(vi) Not to issue any shares of capital stock of the Company, or options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, securities convertible into or exchangeable for capital stock of the Company, or other agreements or rights to purchase or otherwise acquire capital stock of the Company, (A) except for shares of Common Stock issuable upon exercise of the Company’s presently outstanding stock options and other awards under the Plan and (C) except for new stock options and other awards granted to employees of the Company hired after the date hereof covering not more than ______ shares of Common Stock under the Company’s Plan;

(vii) Not to authorize any stock split, stock dividend, stock combination or similar transaction affecting the number of issued and outstanding shares of Common Stock;

(viii) Not to declare or pay any dividends or repurchase any shares of Common Stock; and

(xi) Not to incur any indebtedness or guarantees thereof, other than borrowings in the ordinary course of business and consistent with past practice.

(b) No Shop. Subject to the fiduciary duties of the Board after receipt of the advice of the Company’s outside legal counsel, the Company shall not, and shall not permit any of its affiliates, directors, officers, employees, representatives or agents of the Company (collectively, the “Representatives”) to, directly or indirectly, other than with respect to the disposition of non-core assets of the Company, for a price not to exceed $50,000 in the aggregate, (i) discuss, knowingly encourage, negotiate, undertake, initiate, authorize, recommend, propose or enter into, any transaction involving a merger, consolidation, business combination, purchase or disposition of any material amount of the assets or any capital stock of the Company or any of its subsidiaries other than the transactions contemplated by this Agreement, (ii) facilitate, knowingly encourage, solicit or initiate discussions, negotiations or submissions of proposals or offers in respect of any such alternative transaction, (iii) furnish or cause to be furnished, to any Person, any information concerning the business, operations, properties or assets of the Company or any of its subsidiaries in connection with any such alternative transaction, or (iv) otherwise cooperate in any way with, or assist or participate in, facilitate or knowingly encourage, any effort or attempt by any other Person to do or seek any of the foregoing. The Company shall (and shall cause its Representatives to) immediately cease and cause to be terminated any existing discussions or negotiations with any Persons conducted heretofore with respect to any such alternative transaction, including, without limitation, the sale of the Company’s European and rest of the world industrial energy business. This Section 7(b) shall not apply to the possible sale of businesses identified in writing by the Company to the Standby Purchasers on or prior to the date hereof.

(c) Expense Reimbursement. The Company agrees to promptly reimburse each Standby Purchaser for all of its reasonable out-of-pocket costs and expenses and reasonable attorneys’ fees (collectively, “Expenses”) incurred by such Standby Purchaser in connection with this Agreement, its due diligence investigation of the Company and other activities relating to the transactions contemplated hereunder upon the Company’s receipt of allreasonably requested documentation to support the incurrence by such Standby Purchaser of such Expenses. If any travel or travel-related expenses incurred by principals or employees of any Standby Purchaser are required in connection with the foregoing activities, the Company’s reimbursement of such travel-related expenses will be subject to the terms applicable to the Company’s advisors in connection with the transactions contemplated hereunder.

(d) Public Statements. Neither the Company nor the Standby Purchasers shall issue any public announcement, statement or other disclosure with respect to this Agreement or the transactions contemplated hereby without the prior consent of the other parties hereto, which consent shall not be unreasonably withheld or delayed, except (i) if such public announcement, statement or other disclosure is required by applicable law or regulations, in which case the disclosing party shall consult in advance with respect to such disclosure with the other parties to the extent reasonably practicable, (ii) the filing of any Schedule 13D or Schedule 13G, to which a copy of this Agreement may be attached as an exhibit thereto or (iii) as an exhibit to the Rights Offering Registration Statement.

Section 8. Conditions to Closing.

(a) The obligations of each of the Standby Purchasers to consummate the transactions contemplated hereunder are subject to the fulfillment, prior to or on the Closing Date,of the following conditions:

(i) The representations and warranties of the Company in Section 4 shall be true and correct in all material respects as of the date hereof and at and as of the Closing Date as if made on such date (except for representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such specified date);

(ii) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have been any Material Adverse Effect and no event shall have occurred or circumstance shall exist which would reasonably likely result in a Material Adverse Effect; and

(iii) As of the Closing Date, none of the following events shall have occurred and be continuing: (A) trading in the Common Stock shall have been suspended by the Commission or (B) a banking moratorium shall have been declared either by U.S. federal or New York State authorities (collectively, a “Market Adverse Effect”).

(b) The obligations of the Company to consummate the transactions contemplated hereunder are subject to the fulfillment, prior to or on the Closing Date, of the following conditions:

(i) The representations and warranties of each of the Standby Purchasers in Section 5 shall be true and correct in all material respects as of the date hereof and at and as of the Closing Date as if made as of such date (except for representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such specified date); and

(ii) Each Standby Purchaser shall have executed and delivered to the Company a duly executed copy of this Agreement.

(c) The obligations of each of the Company and the Standby Purchasers to consummate the transactions contemplated hereunder in connection with the Rights Offering are subject to the fulfillment, prior to or on the Closing Date, of the following conditions:

(i) No judgment, injunction, decree or other legal restraint shall prohibit, or have the effect of rendering unachievable, the consummation of the Rights Offering or the transactions contemplated by this Agreement; or

(ii) The Rights Offering Registration Statement shall have been filed with the Commission and declared effective; no stop order suspending the effectiveness of the Rights Offering Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration

Statement or otherwise shall have been complied with.

Section 9. Restrictions on Transfer.

(a) The Standby Purchasers shall not, and shall ensure that their respective Affiliates do not, purchase, sell, transfer, assign, convey, gift, mortgage, pledge, encumber, hypothecate or otherwise dispose of, directly or indirectly (“Transfer”), any Securities; provided, however, that the foregoing shall not restrict in any manner a Transfer (i) by a Standby Purchaser to one or more of its Affiliates, provided that the transferee in each case agrees in writing to be subject to the terms of this Section 10, or (ii) to any other person in a private transaction if the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such Transfer is exempt from the registration requirements of the Securities Act or (iii) made in accordance with Rule 144 under the Securities Act, provided that the Company shall have the right to receive an opinion of legal counsel for the holder, reasonably satisfactory to the Company, to the effect that such Transfer is exempt from the registration requirements of the Securities Act, prior to the removal of the legend subject to Rule 144 or (iv) made pursuant to a registration statement declared effective by the Commission. Any purported Transfers of Securities in violation of this Section 10 shall be null and void and no right, title or interest in or to such Securities shall be Transferred to the purported transferee, buyer, donee, assignee or encumbrance holder. The Company will not give, and will not permit the Company’s transfer agent to give, any effect to such purported Transfer in its stock records.

(b) Restrictive Legends. The Standby Purchasers understand and agree that the Securities will bear a legend substantially similar to the legend set forth below in addition to any other legend that may be required by applicable law or by any agreement between the Company and any of the Standby Purchasers. The legend may be removed pursuant to Section 10(a)(iii) and Section 10(a)(iv) as provided above. The legend shall be removed upon the effectiveness of a registration statement filed pursuant to the Registration Rights Agreement.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED AND/OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND REGISTRATION AND/OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS, (B) IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND REGISTRATION AND/OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS PROVIDED THAT AT THE ISSUER’S REQUEST, THE TRANSFEROR THEREOF SHALL HAVE DELIVERED TO THE ISSUER AN OPINION OF COUNSEL (WHICH OPINION SHALL BE IN FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO THE ISSUER) TO THE EFFECT THAT SUCH SECURITIES MAY BE SOLD OR TRANSFERRED PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION, OR (C) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Section 10. Termination.

(a) This Agreement may be terminated at any time prior to the Closing Date, by either Standby Purchaser by written notice to the other parties hereto if there is (i) a Material Adverse Effect or (ii) a Market Adverse Effect that is not cured within twenty-one (21) days after the occurrence thereof (the “Cure Period”), provided that the right to terminate this Agreement after the occurrence of each Material Adverse Effect or a Market Adverse Effect, which has not been cured within the Cure Period, shall expire 7 days after the expiration of such Cure Period.

(b) This Agreement may be terminated at any time prior to the Closing Date, by the Company on one hand or either of the Standby Purchasers on the hand by written notice to the other parties hereto:

(i) If there is a material breach of this Agreement by the other party that is not cured within fifteen (15) days after receipt of written notice by such breaching party;

(ii) As to Section 2, Section 7(a) (other than Sections 7(a)(ix) and 7(a)(x)) and Section 7(b), after the Backstop Termination Date; or

(iii) As to any obligations hereunder other than Section 2, after the expiration of the Option Period.

Section 11. Indemnification and Contribution.

(a) In the event of any registration of any Securities under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless the Standby Purchasersand each other Person (including each underwriter) who participated in the offering of such Securities and each other Person, if any, who controls such Standby Purchaser or such participating Person within the meaning of the Securities Act (all such Persons being hereinafter referred to, collectively, as the “Standby Indemnified Persons”), against any losses, claims, damages or liabilities, joint or several, to which any of the Standby Indemnified Persons may become subject (i) as a result of any breach by the Company of any of its representations or warranties contained herein or in any certificate delivered hereunder or (ii) under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (A) any alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (B) any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each such Standby Indemnified Person for any reasonable legal or any other expenses reasonably incurred by such Standby Indemnified Person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to any Standby Indemnified Person to the extent that any such loss, claim, damage or liability arises out of or is based upon any actual or alleged untrue statement or actual or alleged omission made in such registration statement, preliminary prospectus, prospectus or amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Standby Indemnified Person specifically for use therein or so furnished for such purposes by any underwriter. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Standby IndemnifiedPerson, and shall survive the transfer of such Securities or New Shares by such Standby Indemnified Person.

(b) Each Standby Purchaser by acceptance thereof, severally, and not jointly, agree to indemnify and hold harmless the Company, its directors and officers and each other Person, if any, who controls the Company within the meaning of the Securities Act (all such Persons being hereinafter referred to, collectively, as the “Company Indemnified Persons,” and together with the Standby Indemnified Persons, the “Indemnified Persons”) against any losses, claims, damages or liabilities, joint or several, to which any of the Company Indemnified Persons may become subject (i) as a result of any breach by such Standby Purchaser or Additional Standby Purchaser of any of its representations or warranties contained herein or in any certificate delivered hereunder or (ii) under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon information provided in writing to the Company by such Standby Purchaser or Additional Standby Purchaser specifically for use in any registration statement under which Securities were registered under the Securities Act at the request of such Standby Purchaser or Additional Standby Purchaser, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto.

(c) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give such notice shall not limit the rights of such Person, except to the extent the indemnifying party is actually prejudiced thereby) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (A) the indemnifying party has agreed to pay such fees or expenses or (B) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Person. If such defense is not assumed by the indemnifying party as permitted hereunder, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld or delayed). If such defense is assumed by the indemnifying party pursuant to the provisions hereof, such indemnifying party shall not settle or otherwise compromise the applicable claim unless (i) such settlement or compromise contains a full and unconditional release of the indemnified party or (ii) the indemnified party otherwise consents in writing, which consent shall not be unreasonably withheld or delayed. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and disbursements of such additional counsel or counsels.

(d) (i) If the indemnification provided for in this Section 12 is unavailable to an Indemnified Person hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such Indemnified Person, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and Indemnified Person in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and Indemnified Persons shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, the indemnifying party or the Indemnified Persons, and their relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

(ii) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 12(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

Section 12. Survival. The representations and warranties of the Company and each of the Standby Purchasers contained in this Agreement or in any certificate delivered hereunder shall survive the Closing hereunder.

Section 13. Notices. All notices, communications and deliveries required or permitted by this Agreement shall be made in writing signed by the party making the same, shall specify the Section of this Agreement pursuant to which it is given or being made and shall be deemed given or made (i) on the date delivered if delivered by telecopy or in person, (ii) on the third (3rd) Business Day after it is mailed if mailed by registered or certified mail (return receipt requested) (with postage and other fees prepaid) or (iii) on the day after it is delivered, prepaid, to an overnight express delivery service that confirms to the sender delivery on such day, as follows:

(a) if to the Company, then to:

c/o Ron Weissberg, CEO

20 West 64th Street, Suite 39G

New York, NY 10023

Email: ron@e-qure.com

with a copy to:

Office of Richard Rubin

40 Wall Street, 28th Floor
New York, New York 10005

Email: rrubin@parkavenuegroup.us

(b) if to Standby Purchaser(s), then to:

Email:	1

or to such other representative or at such other address of a party as such party hereto may furnish to the other parties in writing in accordance with this Section 14. If notice is given pursuant to this Section 14 of any assignment to a permitted successor or assign of a party hereto, the notice shall be given as set forth above to such successor or permitted assign of such party.

Section 14. Assignment. This Agreement will be binding upon, and will inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns, including any person to whom Securities are transferred in accordance herewith. This Agreement, or the Standby Purchasers’ obligations hereunder, may be assigned, delegated or transferred, in whole or in part, by either Standby Purchaser to any Affiliate (as defined in Rule 12b-2 under the Exchange Act) of such Standby Purchaser over which such Standby Purchaser or any of its Affiliates exercises investment authority, including, without limitation, with respect to voting and dispositive rights, provided that any such assignee assumes the obligations of such Standby Purchaser or the Additional Standby Purchaser hereunder and agrees in writing to be bound by the terms of this Agreement in the same manner as such Standby Purchaser. Notwithstanding the foregoing or any other provisions herein, no such assignment will relieve such Standby Purchaser of its obligations hereunder if such assignee fails to perform such obligations.

Section 15. Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties, or undertakings, other than those set forth or referred to herein, with respect to the standby purchase commitments or the registration rights granted by the Company with respect to the Securities and the New Shares. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter of this Agreement.

Section 16. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York (other than its rules of conflict of laws to the extent the application of the laws of another jurisdiction would be required thereby).

Section 17. Severability. If any provision of this Agreement or the application thereof to any person or circumstances is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

Section 18. Extension or Modification of Rights Offering. Without the prior written consent of the Standby Purchasers, the Company may (i) waive irregularities in the manner of exercise of the Rights, and (ii) waive conditions relating to the method (but not the timing) of the exercise of the Rights to the extent that such waiver does not materially adversely affect the interests of the Standby Purchasers.

Section 20. Miscellaneous.

(a) The Company shall not after the date of this Agreement enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to holders of Securities in this Agreement.

(b) The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning of this Agreement.

(c) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.

E-QURE CORP.

By:
Name:	Ron Weissberg
Title:	Chairman

STANDBY [PURCHASER(S)

By:
Name:
Title: